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                                                                 Exhibit 10.1(a)

                                                              DIRECTOR IPO GRANT

                             STOCK OPTION AGREEMENT
                                 PURSUANT TO THE
                         REPUBLIC AIRWAYS HOLDINGS INC.
                           2002 EQUITY INCENTIVE PLAN


      AGREEMENT, made as of the __ day of _________________, 2002, by and between Republic Airways Holdings Inc., a Delaware corporation (the "Company"), and _____________ (the "Optionee").

1. GRANT OF OPTION. Pursuant to Section 9 of the Company's 2002 Equity Incentive Plan (the "Plan"), the Optionee, as a Non-Employee Director of the Company, has been automatically granted an option (the "Option") to purchase 10,000 shares of the Company's common stock, $.001 par value (the "Common Stock"), at a purchase price per share of $[INSERT IPO PRICE].

2. TAX STATUS OF OPTION. The Option is not intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended.

3. TERM OF OPTION. The term of the Option shall be for a period of ten (10) years from the date hereof, subject to earlier termination as provided herein.

4. VESTING OF OPTION. Subject to the Optionee remaining in continuous service as a director of the Company through each applicable vesting date, the Option shall become vested and exercisable with respect to 1/24th of the shares of Common Stock covered hereby on the first day of each month for the first (12) twelve months commencing after the date hereof, and with respect to 1/48th of the shares of Common Stock covered hereby on the first day of each month for the next twenty-four (24) months commencing thereafter. Notwithstanding anything in this Section 4 to the contrary, the Option shall become fully vested and exercisable upon the occurrence of a Change in Control of the Company. For this purpose, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following:

      (a) there occurs (x) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than (1) a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger, or (2) a consolidation or merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the Board immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent

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governing body) of the surviving or continuing entity immediately after such consolidation or merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company's assets;

      (b) the Company's stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

      (c) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of forty percent (40%) or more of the Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company; or

      (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

5. EFFECT OF TERMINATION OF SERVICE AS A DIRECTOR.

      (a) If the Optionee's service as a director of the Company terminates by reason of the Optionee's death or Disability (as defined in the Plan), then: (i) any portion of the Option that is exercisable on the date of termination shall remain exercisable by the Optionee (or, in the event of death, the Optionee's beneficiary) during the one year period following the date of termination but in no event after expiration of the stated term hereof and, to the extent not exercised during such period, shall thereupon terminate, provided that, in the event of a termination due to Disability, if the Optionee dies during such one-year period, then the deceased Optionee's beneficiary may exercise the Option, to the extent exercisable by the deceased Optionee immediately prior to death, for a period of one year following the date of death but in no event after expiration of the stated term hereof, and (ii) any portion of the Option that is not exercisable on the date of termination shall thereupon terminate.

      (b) If the Optionee's service as a director of the Company terminates for any other reason (other than those described in Section 5(a) above), then: (i) any portion of the Option that is exercisable on the date of termination shall remain exercisable by the Optionee during the one hundred eighty (180) day period following the date of termination but in no event after expiration of the stated term hereof and, to the extent not exercised during such period, shall thereupon terminate, and (ii) any portion of the Option that is not exercisable on the date of termination shall thereupon terminate.

6. METHOD OF EXERCISE. Once vested and exercisable, the Option may be exercised in whole or in part by delivering to the Secretary of the Company (a) a written notice specifying the number of shares of Common Stock to be purchased and (b) payment of the aggregate exercise price of the shares of Common Stock so purchased in cash or its equivalent, and any taxes due thereon in accordance with Section 14 of the Plan. Payment, in whole or in part, of the exercise price of the Option may also be made (i) if the Common Stock is publicly traded, by means of a


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cashless exercise procedure approved by the Committee, (ii) in the form of unrestricted shares of Common Stock which, (x) in the case shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock as to which the Option is exercised, or (iii) any combination of the foregoing.

7. RIGHTS AS A STOCKHOLDER. No shares of Common Stock shall be issued hereunder until full payment for such shares has been made and any other exercise conditions have been fully satisfied. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date such shares are reflected as having been issued to the Optionee on the Company's records. No adjustment shall be made for dividends or distributions or the granting of other rights for which the record date is prior to the date such shares are issued.

8. NONTRANSFERABILITY. The Option is not assignable or transferable other than to a beneficiary designated to receive the Option upon the Optionee's death in a manner acceptable to the Company or by will or the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Optionee only by the Optionee (or, in the event of the Optionee's incapacity, the Optionee's legal representative or guardian). Any attempt by the Optionee or any other person claiming against, through or under the Optionee to cause the Option or any part of it to be transferred or assigned in any manner and for any purpose shall be null and void and without effect upon the Company, the Optionee or any other person.

9. LOCK-UP. The Optionee shall not during the period commencing on the date of the final prospectus relating to the Company's initial public offering and ending on the date specified by the Company and the managing underwriter (but not to exceed one hundred eighty (180) days) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock. The foregoing provisions of this Section 9 shall apply only to the Company's initial public offering of equity securities and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement.

10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Upon a Change in Capitalization (as defined in the Plan), an equitable substitution or adjustment may be made in the kind, number and/or exercise price of shares or other property subject to the Option as may be determined by the Committee, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Committee may provide, in its sole discretion, for the cancellation of the Option in exchange for payment in cash or other property of the Fair Market Value of the shares of Common Stock covered by the Option (whether or not otherwise vested or exercisable), reduced by the exercise price of the Option.

11. PROVISIONS OF THE PLAN CONTROL. This Agreement is subject to all the terms, conditions and provisions of the Plan and to such rules, regulations and interpretations as may be established or made by the Committee acting within the scope of its authority and responsibility under the Plan. The Optionee acknowledges receipt of a copy of the Plan prior to execution of this Agreement. The applicable provisions of the Plan shall govern in any situation where this


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Agreement is silent or where the applicable provisions of this Agreement are contrary to or not reconcilable with such Plan provisions.

12. COMPLIANCE WITH LAW. Shares of Common Stock shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may require each person acquiring shares of Common Stock to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. All certificates for shares of Common Stock delivered hereunder shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

13. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be amended, except as provided in the Plan, other than by a written instrument executed by the parties hereto.

                            (Signature Page Follows)


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      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                       REPUBLIC AIRWAYS HOLDINGS INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                       -----------------------------------------
                                       [Name of Optionee]

















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